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EXHIBIT 99.1

   CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                     PRIVATE SECURITIES REFORM ACT OF 1995

         Set forth below are the risks that we believe are material to investors who own our units of limited partnership interest. Our units of limited partnership interest are redeemable on a one-for-one basis for common shares of Equity Office Properties Trust, our general partner, or their cash equivalent, at the election of Equity Office. We refer to our units of limited partnership interest as our "units" and the investors who own units as our "unitholders."

                                  RISK FACTORS

     WE MAY BE UNABLE TO MANAGE EFFECTIVELY OUR RAPID GROWTH AND EXPANSION INTO NEW MARKETS. We have grown rapidly since Equity Office's initial public offering in July 1997. As of December 31, 2000, we owned interests in 381 office properties containing approximately 99.0 million square feet. On a square footage basis, our office portfolio grew by approximately 207%, from the time of Equity Office's initial public offering in July 1997 through the end of 2000. If we do not effectively manage our rapid growth, we may not be able to make expected distributions to our unitholders and the value of our units may decline.

     OUR PERFORMANCE AND UNIT VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY. If we do not generate income sufficient to pay our expenses, service our debt and maintain our properties, we may not be able to make expected distributions to our unitholders. As a real estate company, we are susceptible to the following real estate industry risks:

     - downturns in the national, regional and local economic conditions where our properties are located;

     - local conditions such as an oversupply of office properties or a reduction in demand for office properties;

     - the attractiveness of our properties to tenants;

     - competition from other available office properties;

     - changes in market rental rates and the need to periodically repair, renovate and relet space;

     - our ability to collect rent from tenants; and

     - our ability to pay for adequate maintenance, insurance and other operating costs, including real estate taxes that may increase over time as markets stabilize, and that are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from our properties.

     WE MAY BE UNABLE TO RENEW LEASES OR RELET SPACE AS LEASES EXPIRE. When our tenants decide not to renew their leases upon expiration, we may not be able to relet the space. Even if the tenants do renew or we can relet the space, the terms of renewal or reletting, including the cost of required renovations, may be less favorable than current lease terms or less favorable than the market has anticipated in the valuation of our units. From now through December 31, 2005, leases will expire on a total of approximately 61.5% of the currently occupied rentable square feet at our properties. If we are unable to promptly renew the leases or relet this space, or if the rental rates upon a renewal or reletting are significantly lower than expected rates, then our cash flow and ability to service debt and make distributions to unitholders would be adversely affected.

     NEW ACQUISITIONS MAY FAIL TO PERFORM AS EXPECTED. Assuming we are able to obtain capital on commercially reasonable terms, we intend to continue to actively acquire office properties. Newly acquired properties may fail to perform as expected. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position.

     COMPETITION FOR ACQUISITIONS COULD RESULT IN INCREASED PRICES FOR PROPERTIES. We expect other major real estate investors with significant capital to compete with us for attractive investment opportunities. These competitors include publicly traded REITs, private REITs, investment banking firms and private institutional investment funds. This competition could increase prices for office properties.

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     BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, WE MAY NOT BE ABLE TO SELL
PROPERTIES WHEN APPROPRIATE. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond to changes in the performance of our investments could adversely affect our ability to service debt and make distributions to our unitholders. In addition, there are limitations under the federal income tax laws applicable to Equity Office and agreements that we have entered into in connection with the acquisition of some of our properties that may limit our ability to sell our assets.

     SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE. We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our properties. There are, however, some types of losses, such as lease and other contract claims that generally are not insured. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Nevertheless, we might remain obligated for any mortgage debt or other financial obligations related to the property. We carry earthquake insurance on all of our properties, including those located in California. Our earthquake policies are subject, however, to coverage limitations. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future.

     WE DO NOT CONTROL THE DECISIONS OF JOINT VENTURES OR PARTNERSHIPS IN WHICH WE HOLD LESS THAN A CONTROLLING INTEREST. From time to time we invest in joint ventures or partnerships in which we do not hold a controlling interest. These investments involve risks that are not present with assets in which we own a controlling interest, including the possibility that our co-venturers or partners might at any time have economic or other business interests or goals that are inconsistent with our business interests or goals. Because we lack a controlling interest, our co-venturers or partners may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. There is no limitation under our organizational documents as to the amount of available funds that we may invest in joint ventures or partnerships.

     SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. Our business is subject to risks normally associated with debt financing. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, our cash flow will not be sufficient in all years to repay all maturing debt. If prevailing interest rates or other factors at the time of refinancing, such as the possible reluctance of lenders to make commercial real estate loans, result in higher interest rates, increased interest expense would adversely affect cash flow and our ability to service debt and make distributions to our unitholders.

     WE ARE OBLIGATED TO COMPLY WITH FINANCIAL COVENANTS IN OUR DEBT THAT COULD RESTRICT OUR RANGE OF OPERATING ACTIVITIES. The mortgages on our properties contain customary negative covenants, including limitations on our ability, without the prior consent of the lender, to further mortgage the property, to enter into new leases outside of stipulated guidelines or to materially modify existing leases. In addition, our credit facility contains customary requirements, and restrictions and other limitations on our ability to incur debt, including debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt. The indentures under which our senior unsecured debt have been issued contain financial and operating covenants including coverage ratios and limitations on our ability to incur secured and unsecured debt. These covenants will reduce our flexibility in conducting our operations and create a risk of default on our debt if we cannot continue to satisfy them.

     OUR DEGREE OF LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING. Our implied debt to market capitalization ratio, which we calculate as total debt as a percentage of total debt plus the value of our preferred units and the value of our outstanding units was approximately 42.3% as of December 31, 2000. Our leverage could have important consequences to our unitholders, including affecting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making us more vulnerable to a downturn in business or the economy generally.


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     OUR INVESTMENT IN PROPERTY DEVELOPMENT MAY BE MORE COSTLY THAN ANTICIPATED.
We intend to continue to develop office properties. Our development and construction activities may involve the following risks:

     - we may be unable to proceed with the development of properties because we cannot obtain financing with favorable terms;

     - we may incur construction costs for a development project, which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the project uneconomical because we may not be able to increase rents to compensate for the increase in construction costs;

     - we may be unable to obtain, or face delays in obtaining, required zoning, land-use, building, occupancy and other governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to a project;

     - we may abandon development opportunities after we begin to explore them and as a result we may fail to recover expenses already incurred;

     - we may expend funds on and devote management's time to projects which we do not complete;

     - we may be unable to complete construction and leasing of a property on schedule, resulting in increased debt service expense and construction or renovation costs;

     -    we may lease developed properties at below expected rental rates; and

     - occupancy rates and rents at newly completed properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in our investment not being profitable.

     RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW. Advances under our credit facility bear interest at a variable rate based upon LIBOR. We may borrow additional money with variable interest rates in the future, and may enter into other transactions to limit our exposure to rising interest rates as we determine to be appropriate and cost effective. Increases in interest rates, or the loss of the benefits of hedging agreements, would increase our interest expense, which would adversely affect cash flow and our ability to service our debt and make distributions to our unitholders.

     MR. ZELL AND HIS AFFILIATES CONTINUE TO BE INVOLVED IN OTHER INVESTMENT ACTIVITIES. Although Samuel Zell, Chairman of the Board of Trustees of Equity Office, entered into a noncompetition agreement at the time of Equity Office's initial public offering, he and his affiliates have a broad and varied range of investment interests, including interests in other real estate investment companies. Mr. Zell's continued involvement in other investment activities could result in competition for us as well as management decisions, which might not reflect the interests of our unitholders. Mr. Zell's noncompetition agreement does not apply to activities outside the United States.
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     ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND CAN BE COSTLY. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at that property. If unidentified environmental problems arise, we may have to make substantial payments, which could adversely affect our cash flow and our ability to make distributions to our unitholders because:

     - the owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by these parties in connection with the contamination;

     - these laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew or caused the presence of the contaminants;

     - even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred; and

     - third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

     Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos:

     - properly manage and maintain the asbestos;

     - notify and train those who may come into contact with asbestos; and

     - undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building.

     These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

      Independent environmental consultants have conducted Phase I environmental site assessments at substantially all of our properties. These assessments included, at a minimum, a visual inspection of the properties and the surrounding areas, an examination of current and historical uses of the properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, these consultants have conducted additional testing, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential environmental problem, and for contamination in groundwater.

     These environmental assessments have not revealed any environmental liabilities at the properties that would require us to make payments of amounts material to our business, nor are we aware of any material environmental liability. A number of the office properties contain asbestos, but most of these buildings contain only minor amounts. We believe this asbestos is in good condition and almost none of it is easily crumbled so as to cause the release of asbestos fibers. We are currently properly managing and maintaining all of the asbestos and are following other requirements relating to asbestos. The presence of asbestos should not present a significant risk as long as compliance with these requirements continues.

     For a few of our properties, the environmental assessments note potential offsite sources of contamination such as underground storage tanks. For some of the properties, the environmental assessments note previous uses, such as the former presence of underground storage tanks. In most of these cases, follow-up soil and/or groundwater sampling has not identified evidence of significant contamination. In the few cases where contamination has been found, existing plans to mitigate and monitor the sites and/or financial commitments from some prior owners and tenants to cover costs related to mitigation should prevent the contamination from becoming a significant liability for us.

     WE ARE DEPENDENT ON OUR KEY PERSONNEL. We depend on the efforts of Mr. Zell and Equity Office's executive officers, particularly Timothy H. Callahan,
Equity Office's President and Chief Executive Officer, if they were to resign, our operations could be adversely affected. Equity Office does not have employment agreements with Mr. Zell or any of our executive officers, including Mr. Callahan.


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         CONTINGENT OR UNDISCLOSED LIABILITIES ACQUIRED IN MERGERS OR SIMILAR
TRANSACTIONS COULD REQUIRE US TO MAKE SUBSTANTIAL PAYMENTS. The properties, which we acquired in our formation and in our subsequent mergers with Beacon Properties L.P. and Cornerstone Properties Limited Partnership, were acquired subject to liabilities and without any recourse with respect to unknown liabilities. In addition, we have acquired numerous other properties where we have only limited recourse with respect to unknown liabilities. As a result, if liabilities were asserted against us based upon any of those properties, we might have to pay substantial sums to settle them, which could adversely affect our cash flow and our ability to service debt and make distributions to our unitholders. Unknown liabilities with respect to properties acquired might include:

     - liabilities for clean-up or remediation of undisclosed environmental conditions;

     - unasserted claims of tenants, vendors or other persons dealing with the former owners of the properties;

     - liabilities incurred in the ordinary course of business; and

     - claims for indemnification by general partners, directors, officers and others indemnified by us or the former owners of the properties.

     WE ARE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL FOR FUTURE GROWTH. To qualify as a REIT, Equity Office must distribute to its shareholders each year at least 90% of its net taxable income, excluding any net capital gain. Our partnership agreement generally requires us to distribute all of our net cash revenues (other than capital contributions) each quarter and to make reasonable efforts to distribute to Equity Office enough cash for it to meet the 90% distribution requirement. Because of these distribution requirements, it is not likely that we will be able to fund all future capital needs, including for acquisitions and developments, from income from operations. Therefore, we will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of things, including the market's perception of Equity Office's growth potential and our current and potential future earnings. Moreover, additional equity offerings by Equity Office and the corresponding issuance of additional units to Equity Office in exchange for the net proceeds therefrom may result in substantial dilution of our unitholders' interests, and additional debt financing may substantially increase our leverage.

     EQUITY OFFICE INTENDS TO QUALIFY AS A REIT, BUT WE CANNOT GUARANTEE THAT IT WILL QUALIFY. We believe that Equity Office has qualified for taxation as a REIT for federal income tax purposes since 1997. Equity Office plans to continue to meet the requirements for taxation as a REIT but we cannot guarantee that it will qualify as a REIT. Many of the REIT requirements are highly technical and complex. The determination that Equity Office is a REIT requires an analysis of various factual matters and circumstances that may not be totally within its control. For example, to qualify as a REIT, at least 95% of Equity Office's gross income must come from sources that are itemized in the REIT tax laws. It is also required to distribute to shareholders at least 90% of its REIT taxable income, excluding capital gains. The fact that Equity Office holds its assets through us and our subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize Equity Office's REIT status. Furthermore, Congress and the Internal Revenue Service

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might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for Equity Office to remain qualified as a REIT.

     If Equity Office failed to qualify as a REIT, Equity Office would be subject to federal income tax at regular corporate rates. Also, unless the Internal Revenue Service granted Equity Office relief under statutory provisions, it would remain disqualified as a REIT for the four years following the year it first failed to qualify. If Equity Office failed to qualify as a REIT, Equity Office would have to pay significant income taxes. This would likely have a significant adverse effect on the value of its securities. In addition, Equity Office would no longer be required to make any distributions to shareholders, but we would still be required to distribute quarterly all of our net cash revenues (other than capital contributions) to our unitholders, including Equity Office.

     WE AND EQUITY OFFICE PAY SOME TAXES. Even if Equity Office qualifies as a REIT for federal income tax purposes, it is required to pay some federal, state and local taxes on its income and property. Several corporate subsidiaries of Equity Office have elected to be treated as "taxable REIT subsidiaries" of Equity Office for federal income tax purposes since January 1, 2001. A taxable REIT subsidiary is a fully taxable corporation and is limited in its ability to deduct interest payments made to us to the extent such payments would be treated as earned by Equity Office under the applicable REIT rules. In addition, Equity Office will be subject to a 100% penalty tax on some payments that we receive if the economic arrangements among our tenants, our taxable REIT subsidiaries and us are not comparable to similar arrangements among unrelated parties. We are required to pay taxes in some states and the District of Columbia where we do business, under unincorporated business tax laws, on our operations in those jurisdictions. To the extent that we, Equity Office or any taxable REIT subsidiary are required to pay federal, state or local taxes, we will have less cash available for distribution to unitholders and Equity Office will have less cash available for distribution to its shareholders, as applicable.

     WE INTEND TO QUALIFY AS A PARTNERSHIP, BUT CANNOT GUARANTEE THAT WE WILL QUALIFY. We intend to qualify as a partnership for federal income tax purposes. However, we will be treated as a corporation for federal income tax purposes if we are a "publicly traded partnership," unless at least 90% of our income is qualifying income as defined in the tax code. Qualifying income for the 90% test generally includes passive income, such as real property rents, dividends and interest. The income requirements applicable to REITs and the definition of qualifying income for purposes of this 90% test are similar in most respects. We believe that we would meet this qualifying income test, but cannot guarantee that we would. If we were to be taxed as a corporation, we would incur substantial tax liabilities, Equity Office would fail to qualify as a REIT for tax purposes and Equity Office's and our ability to raise additional capital would be impaired.